EXHIBIT 99.1

For Immediate Release

C&F FINANCIAL CORPORATION

Wednesday, February 16, 2005

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation Announces

Quarterly Dividend

West Point, VA — The directors of C&F Financial Corporation (NASDAQ:CFFI) declared a cash dividend at their February board meeting. A regular dividend of $.24 per share is payable April 1, 2005 to shareholders of record on March 15, 2005.

C&F Financial Corporation operates 14 retail bank branches located throughout the Newport News to Richmond corridor in Virginia through C&F Bank and offers full investment services through its subsidiary C&F Investment Services, Inc. The corporation provides mortgage, title and settlement services through C&F Mortgage Corporation’s 17 offices. C&F Finance Company provides automobile loans through its offices in Richmond, Roanoke and Hampton, Va.

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